Exhibit 99.(h)(3)

APPENDIX A or SCHEDULE A, As Applicable,

to

Master Custodian Agreement, Administration Agreement, and

Transfer Agency and Service Agreement

As of January 14, 2022

Effective January 18, 2022

WisdomTree Trust

WisdomTree U.S. Total Dividend Fund
WisdomTree U.S. LargeCap Dividend Fund
WisdomTree U.S. SmallCap Dividend Fund
WisdomTree U.S. ESG Fund
WisdomTree U.S. LargeCap Fund
WisdomTree U.S. MidCap Fund
WisdomTree U.S. Value Fund
WisdomTree U.S. SmallCap Quality Dividend Growth Fund
WisdomTree U.S. Multifactor Fund
WisdomTree U.S.AI Enhanced Value Fund
WisdomTree U.S. MidCap Dividend Fund
WisdomTree U.S. Quality Dividend Growth Fund
WisdomTree U.S. Growth & Momentum Fund
WisdomTree Global High Dividend Fund
WisdomTree Global ex-U.S. Quality Dividend Growth Fund
WisdomTree Global ex-U.S. Real Estate Fund
WisdomTree Emerging Markets High Dividend Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree India Earnings Fund
WisdomTree India ex-State-Owned Enterprises Fund
WisdomTree China ex-State-Owned Enterprises Fund
WisdomTree Emerging Markets Quality Dividend Growth Fund
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund
WisdomTree Emerging Markets Multifactor Fund
WisdomTree Growth Leaders Fund
WisdomTree International Equity Fund
WisdomTree International High Dividend Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree International LargeCap Dividend Fund
WisdomTree International AI Enhanced Value Fund

WisdomTree International MidCap Dividend Fund
WisdomTree International SmallCap Dividend Fund
WisdomTree Europe Quality Dividend Growth Fund
WisdomTree International Quality Dividend Growth Fund
WisdomTree International Multifactor Fund
WisdomTree Europe Hedged Equity Fund
WisdomTree Europe Hedged SmallCap Equity Fund
WisdomTree Germany Hedged Equity Fund
WisdomTree International Hedged Quality Dividend Growth Fund
WisdomTree Japan Hedged Equity Fund
WisdomTree Japan Hedged SmallCap Equity Fund
WisdomTree Chinese Yuan Strategy Fund
WisdomTree Emerging Currency Strategy Fund
WisdomTree Emerging Markets Local Debt Fund
WisdomTree Managed Futures Strategy Fund
WisdomTree Emerging Markets Corporate Bond Fund
WisdomTree Bloomberg U.S. Dollar Bullish Fund
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund
WisdomTree Interest Rate Hedged High Yield Bond Fund
WisdomTree Floating Rate Treasury Fund
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund
WisdomTree CBOE S&P 500 PutWrite Strategy Fund
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund
WisdomTree Mortgage Plus Bond Fund
WisdomTree U.S. Efficient Core Fund
WisdomTree U.S. Corporate Bond Fund
WisdomTree U.S. High Yield Corporate Bond Fund
WisdomTree U.S. MidCap Dividend Fund
WisdomTree U.S. Short-Term Corporate Bond Fund
WisdomTree U.S. Short-Term High Yield Corporate Bond Fund
WisdomTree U.S. Quality Dividend Growth Fund
WisdomTree Dynamic Currency Hedged International Equity Fund
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund
WisdomTree Emerging Markets ESG Fund
WisdomTree International ESG Fund
WisdomTree Cloud Computing Fund
WisdomTree Enhanced Commodity Strategy Fund
WisdomTree Enhanced Commodity Strategy Portfolio I
WisdomTree Cybersecurity Fund
WisdomTree Alternative Income Fund

Information Classification: Confidential

2

WisdomTree International Efficient Core Fund
WisdomTree Emerging Markets Efficient Core Fund
WisdomTree BioRevolution Fund
WisdomTree Battery Value Chain and Innovation Fund
WisdomTree Target Range Fund
WisdomTree Artificial Intelligence and Innovation Fund
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund
WisdomTree Efficient Gold Plus Gold Miners Strategy Portfolio I